DEUT003F




















                               DEUTSCHE PORTFOLIOS




                          AMENDED AND RESTATED BY-LAWS

                            As Adopted July 28, 1997



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                                TABLE OF CONTENTS



                                                                           PAGE
ARTICLE I -- Meetings of Holders  .  .  .  .  .   .  .  .                   1
             -------------------

               Section 1.1          Fixing Record Dates   .  .  .             1
               Section 1.2          Records at Holder Meetings  .             1
               Section 1.3          Inspectors of Election   .  .  .  .  .    1
               Section 1.4          Proxies; Voting .  .  .  .  .  .  .  .    2
               Section 1.5          Series Holders Meetings  .  .  .  .  .    2


ARTICLE II -- Meetings of Trustees   .  .  .  .  .  .  .  .  .  .  .  .    2
              --------------------

               Section 2.1          Annual and Regular Meetings .  .  .  .    2
               Section 2.2          Notice .  .  .  .  .  .  .  .  .  .  .    2


ARTICLE III -- Officers  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    2
               --------

               Section 3.1          Officers of the Trust    .  .  .  .  .    2


ARTICLE IV -- Miscellaneous .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    3
              -------------

               Section 4.1          Depositories .  .  .  .  .   .  .  .  .    3
               Section 4.2          Signatures   .  .  .  .  .  .  .  .  .    3
               Section 4.3          Seal   .  .  .  .  .  .  .  .  .  .  .    3
               Section 4.4          Indemnification .  .  .  .  .  .  .  .    3
               Section 4.5          Distribution Disbursing Agents and the
                                      Like .  .  .  .  .  .  .  .  .  .  .    3


ARTICLE V -- Regulations; Amendment of By-Laws  .  .  .  .  .  .  .  .     4
             ---------------------------------

               Section 5.1          Regulations  .  .  .  .  .  .  .  .  .    4
               Section 5.2          Amendment and Repeal of By-Laws   .  .    4






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                                     BY-LAWS

                                       OF

                               DEUTSCHE PORTFOLIOS


               These By-Laws are amended and restated pursuant to Section 2.7 of the Declaration of Trust establishing Deutsche Portfolios (the "Trust"), dated as of June 20, 1997, as amended and restated as of July 28, 1997 and as from time to time further amended (the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                    ARTICLE I

                               Meetings of Holders

               Section 1.1. Fixing Record Dates. If the Trustees do not, prior to any meeting of the Holders, fix a record date, then the date of mailing notice of the meeting shall be the record date.

               Section 1.2. Records at Holder Meetings. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by a Trustee or proper Agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order and the address and Interest owned by such Holder on such record date.

               Section 1.3. Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint Inspectors of Election. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any individual appointed as an Inspector of Election fails to appear or fails or refuses to so act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the individual acting as chairman of the meeting. The Inspectors of Election shall determine the Interest owned by each Holder, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, shall determine the results, and shall do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or

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certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

               Section 1.4. Proxies; Voting. No proxy shall be valid after one year from the date of its execution, unless a longer period is expressly stated in such proxy.

               Section 1.5 Series Holders Meetings. Whenever a matter is required to be voted by Holders of the Trust in the aggregate under Section 9.1 and 9.2 of the Declaration, the Trust may either hold a meeting of Holders of all series to vote on such matter, or hold separate meetings of Holders of each of the individual series to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other, (ii) a quorum of the individual series entitled to vote in person or by proxy shall be present at each such separate meeting, and (iii) a quorum shall be present in the aggregate at such separate meetings, and the votes of Holders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

               When separate meetings are held for Holders of each of the individual series to vote on a matter required to be voted on by Holders of the Trust in the aggregate, the record date of each such separate meeting shall be determined in the manner described above in Section 1.1.

                                   ARTICLE II

                              Meetings of Trustees

               Section 2.1. Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers, if any, and the transaction of other business which may come before such meeting. The Board of Trustees shall elect a Chairman from among the Trustees and such Chairman shall preside at all meetings of the Holders and of the Trustees.

               Section 2.2. Notice. Notice of a meeting shall be given by mail, by telegram (which term shall include a cablegram), by telecopier or delivered personally (which term shall include by telephone). Neither the business to be transacted at, nor the purpose of, any meeting of the Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent.

                                   ARTICLE III

                                    Officers

               Section 3.1. Officers of the Trust. The Trustees may elect such officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and

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shall assist that officer in the duties of his office. Each officer, employee and Agent of the Trust shall have such other duties and authorities as may be conferred upon him by the Trustees or delegated to him by the Trust.

                                   ARTICLE IV

                                  Miscellaneous

               Section 4.1. Depositories. The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, Agent or Agents (including the Investment Manager and Administrator) as the Trustees may from time to time authorize.

               Section 4.2. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such Trustee, officer, officers, Agent or Agents as provided in the Declaration of Trust or these By-Laws or as the Trustees may from time to time by resolution provide.

               Section 4.3. Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a New York corporation.

               Section 4.4. Indemnification. Insofar as the conditional advancing of indemnification monies under Section 5.4 of the Declaration for actions based upon the 1940 Act may be concerned, such payments will be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayment may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

               Section 4.5. Distribution Disbursing Agents and the Like. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.


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                                    ARTICLE V

                        Regulations; Amendment of By-Laws

               Section 5.1. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

               Section 5.2. Amendment and Repeal of By-Laws. In accordance with
Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

               The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or Agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust.

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